Filed Pursuant to Rule 424(b)(3)
Registration No. 333-238506

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 9, 2021

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 19, 2020)

$

$                % Senior Notes due 20

This is an offering by CVS Health Corporation of an aggregate of $         of     % Senior Notes due 20    , which we refer to as the “notes.”

We will pay interest on the notes on                 and                 of each year beginning on                , 20    . The notes will bear interest at a rate of     % per year and will mature on                , 20    . Upon the occurrence of a Change of Control Triggering Event (as defined herein), we will be required to make an offer to purchase the notes in cash at a price equal to 101% of their aggregate principal amount plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of the Notes—Repurchase of the Notes Upon a Change of Control Triggering Event” in this prospectus supplement. We have the option to redeem all or a portion of the notes as described under the heading “Description of the Notes—Optional Redemption” in this prospectus supplement.

The notes will be our general unsecured senior obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness and will be structurally subordinated to the indebtedness of our subsidiaries, including the indebtedness of Aetna Inc. (“Aetna”) and its subsidiaries.

Investing in these notes involves certain risks. See “Risk Factors” on page S-4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price			Underwriting Discount			Proceeds, before expenses, to CVS Health
	Per Note		Total	Per Note		Total	Per Note		Total
Notes(1)		%	$		%	$		%	$

(1)	Plus accrued interest, if any, from , 2021.

The notes are expected to be delivered on or about                 , 2021. Delivery of the notes will be made in book-entry form only through the facilities of The Depository Trust Company and its direct and indirect participants, including Euroclear Bank SA/NV and Clearstream Banking, société anonyme, against payment therefor in immediately available funds.

Barclays
BofA Securities
J.P. Morgan
Goldman Sachs & Co. LLC
Wells Fargo Securities

The date of this prospectus supplement is                 , 2021.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the notes offered. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before purchasing any notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.

We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses filed by us with the U.S. Securities and Exchange Commission (“SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus is accurate as of any date other than their respective dates. Except as otherwise specified, the terms “CVS Health,” the “Company,” “we,” “us” and “our” refer to CVS Health Corporation and its subsidiaries.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation (as defined below). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of notes shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.

Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes to any legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement.

Each person in a Member State of the EEA who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are

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otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that it and any person on whose behalf it acquires notes is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) not a “retail investor” (as defined above).

The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Any distributor subject to MiFID II (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the notes is responsible for undertaking its own target market assessment in respect of the notes and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither we nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation (as defined below). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in the UK of notes which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the UK Prospectus Regulation, provided that no such offer of notes shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case in relation to such offer.

Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes to any legal entity which is not a qualified investor as defined in the UK Prospectus Regulation. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement.

Each person in the UK who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that it and any person on whose behalf it acquires notes is: (1) a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (2) not a “retail investor” (as defined above).

The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.

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This prospectus supplement and the accompanying prospectus are for distribution only to persons who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order; (iii) are outside the UK; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the notes is responsible for undertaking its own target market assessment in respect of the notes and determining the appropriate distribution channels. Neither we nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules to the registration statement. In addition, you can inspect and copy our reports, proxy statements and other information at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus supplement until we complete the offering of the notes covered by this prospectus supplement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 16, 2021.

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 4, 2021 and for the fiscal quarter ended June 30, 2021, filed with the SEC on August 4, 2021.

•	Current Reports on Form 8-K filed with the SEC on May 17, 2021, May 18, 2021 (Form 8-K regarding Item 5.02 only), June 10, 2021 and August 9, 2021.

•

Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2021 (as to the information under the headings “Committees of the Board,” “Code of Conduct,” “Audit Committee Report,” “Biographies of our Incumbent Board Nominees,” “Share Ownership of Directors and Certain Executive Officers,” “Share Ownership of Principal Stockholders,” “Item 1: Election of Directors,” “Item 2: Ratification of the Appointment of Our Independent Registered Public Accounting Firm for 2021,” “Independence Determinations for Directors,” “Related Person Transaction Policy,” “Non-Employee Director Compensation” and “Executive Compensation and Related Matters” (including “Compensation Discussion and Analysis,” “Letter from the Management Planning and Development Committee,” “Compensation Committee Report” and “Compensation of Named Executive Officers” thereto)).

You may request a copy of any or all of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus at no cost, by writing or telephoning us at the following address:

Susie Lisa

Senior Vice President, Investor Relations

CVS Health Corporation

One CVS Drive—MC 1008

Woonsocket, Rhode Island 02895

(800) 201-0938

investorinfo@cvshealth.com

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the “Reform Act”) provides a “safe harbor” for forward-looking statements, so long as (1) those statements are identified as forward-looking, and (2) the statements are accompanied by meaningful cautionary statements that identify important factors that could cause actual results to differ materially from those discussed in the statement. We want to take advantage of these safe harbor provisions.

Certain information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein are forward-looking within the meaning of the Reform Act or SEC rules. In addition, throughout this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein and our other reports and communications, we use the following words or variations or negatives of these words and similar expressions when we intend to identify forward-looking statements:

•	Anticipates	•	Believes	•	Can	•	Continue	•	Could
•	Estimates	•	Evaluate	•	Expects	•	Explore	•	Forecast
•	Guidance	•	Intends	•	Likely	•	May	•	Might
•	Outlook	•	Plans	•	Potential	•	Predict	•	Probable
•	Projects	•	Seeks	•	Should	•	View	•	Will

All statements addressing the future operating performance of CVS Health or any segment or any subsidiary and/or future events or developments, including statements relating to the projected impact of COVID-19 on the Company’s businesses, investment portfolio, operating results, cash flows and/or financial condition, statements relating to corporate strategy, statements relating to future revenue, operating income or adjusted operating income, earnings per share or adjusted earnings per share, Health Care Benefits segment business, sales results and/or trends, medical cost trends, medical membership, Medicare Part D membership, medical benefit ratios and/or operations, Pharmacy Services segment business, sales results and/or trends and/or operations, Retail/Long Term Care (“LTC”) segment business, sales results and/or trends and/or operations, incremental investment spending, interest expense, effective tax rate, weighted-average share count, cash flow from operations, net capital expenditures, cash available for debt repayment, integration synergies, net synergies, integration costs, enterprise modernization, transformation, leverage ratio, cash available for enhancing shareholder value, inventory reduction, turn rate and/or loss rate, debt ratings, the Company’s ability to attract or retain customers and clients, store development and/or relocations, new product development, and the impact of industry and regulatory developments as well as statements expressing optimism or pessimism about future operating results or events, are forward-looking statements within the meaning of the Reform Act.

Forward-looking statements rely on a number of estimates, assumptions and projections concerning future events, and are subject to a number of significant risks and uncertainties and other factors that could cause actual results to differ materially from those statements. Many of these risks and uncertainties and other factors are outside our control. Certain of these risks and uncertainties and other factors are described under “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and/or under “Risk Factors” included in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021; these are not the only risks and uncertainties we face. There can be no assurance that the Company has identified all the risks that affect it. Additional risks and uncertainties not presently known to the Company or that the Company currently believes to be immaterial also may adversely affect the Company’s businesses. If any of those risks or uncertainties develops into actual events, those events or circumstances could have a material adverse effect on the Company’s businesses, operating results, cash flows, financial condition and/or stock price, among other effects.

You should not put undue reliance on forward-looking statements. Any forward-looking statement speaks only as of the date of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein, and we disclaim any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

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SUMMARY

Overview

CVS Health Corporation, together with its subsidiaries, is a diversified health services company united around a common purpose of helping people on their path to better health. In an increasingly connected and digital world, we are meeting people wherever they are and changing health care to meet their needs. The Company has more than 9,900 retail locations, approximately 1,100 walk-in medical clinics, a leading pharmacy benefits manager with approximately 108 million plan members, a dedicated senior pharmacy care business serving more than one million patients per year and expanding specialty pharmacy services. The Company also serves an estimated 34 million people through traditional, voluntary and consumer-directed health insurance products and related services, including expanding Medicare Advantage offerings and a leading standalone Medicare Part D prescription drug plan. The Company believes its innovative health care model increases access to quality care, delivers better health outcomes and lowers overall health care costs.

The Company has four reportable segments: Health Care Benefits, Pharmacy Services, Retail/LTC and Corporate/Other.

CVS Health Corporation is a Delaware corporation. Our corporate office is located at One CVS Drive, Woonsocket, Rhode Island 02895, telephone (401) 765-1500. Our common stock is listed on the New York Stock Exchange under the trading symbol “CVS”. General information about CVS Health is available through our website at http://www.cvshealth.com. Our financial press releases and filings with the SEC are available free of charge within the Investors section of our website at http://investors.cvshealth.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement or the accompanying prospectus.

Tender Offer

On August 9, 2021, we commenced a cash tender offer (the “Tender Offer”) for up to $2,000,000,000 aggregate principal amount of our 4.300% Senior Notes due 2028 (the “Tender Offer Notes”) validly tendered and accepted for purchase. We intend to use the net proceeds from this offering, subject to the terms and conditions of the Tender Offer, together with cash on hand, for the purchase of the Tender Offer Notes tendered pursuant to the Tender Offer and the payment of related premiums, fees and expenses. Any net proceeds not used for the foregoing shall be used for general corporate purposes, which may include working capital and capital expenditures and repayment of indebtedness.

This offering is not conditioned upon consummation of the Tender Offer. We are permitted, subject to applicable law, to amend, extend or terminate the Tender Offer, and there can be no assurance that we will consummate the Tender Offer. We may increase or decrease the total aggregate principal amount of Tender Offer Notes that we may purchase in the Tender Offer. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the Tender Offer Notes and does not constitute a redemption notice for the Tender Offer Notes.

The Offering

Issuer	CVS Health Corporation.

Securities Offered	$ aggregate principal amount of % Senior Notes due 20 .

Maturity Date	, 20 .

Interest Payment Dates	We will pay interest on the notes on and of each year beginning on , 20 .

Interest on the notes offered hereby will accrue from , 20 .

Ranking	The notes will be our general unsecured senior obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness and will be structurally subordinated to the indebtedness of our subsidiaries, including the indebtedness of Aetna and its subsidiaries.

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $ , after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering, subject to the terms and conditions of the Tender Offer, together with cash on hand, for the purchase of the Tender Offer Notes tendered pursuant to the Tender Offer and the payment of related premiums, fees and expenses. Any net proceeds not used for the foregoing shall be used for general corporate purposes, which may include working capital and capital expenditures and repayment of indebtedness. This offering is not conditioned upon consummation of the Tender Offer. See “Use of Proceeds.”

Optional Redemption	Prior to , 20 ( months prior to the maturity date of such notes) (the “Par Call Date”), the notes will be redeemable, in whole or in part at any time, at our option upon not less than 10 nor more than 60 days’ notice at a redemption price, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, equal to the greater of: (1) 100% of the aggregate principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed that would be due if the notes matured on the Par Call Date (not including any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield (as defined below in this prospectus supplement) plus the Applicable Spread (as defined below in this prospectus supplement) for the notes.

On or after the Par Call Date, the notes will be redeemable, in whole or in part at any time, at our option upon not less than 10 nor more than 60 days’ notice at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date on such notes.

See “Description of the Notes—Optional Redemption.”

Repurchase Upon a Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event (as defined herein), we will be required to make an offer to purchase the notes in cash at a price equal to 101% of their aggregate principal amount plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of the Notes—Repurchase of the Notes Upon a Change of Control Triggering Event.”

Certain Covenants	The indenture pursuant to which the notes will be issued contains covenants that, among other things, limit our ability and the ability of our Restricted Subsidiaries (as defined therein) to secure indebtedness with a security interest on certain property or stock or engage in certain sale and leaseback transactions with respect to certain properties. See “Description of Debt Securities—Certain Covenants” in the accompanying prospectus.

Trustee, Registrar and Paying Agent	The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

Investing in the notes involves risks. You should carefully consider all of the risk factors described below and the information included elsewhere in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein and therein before deciding to invest in the notes. We also urge you to consider carefully the factors set forth under the heading “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus supplement.

Risks Related to CVS Health

See “Risk Factors” in CVS Health’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, incorporated by reference herein, which include a discussion of the material risks related to CVS Health. See “Where You Can Find More Information” in this prospectus supplement.

Risks Related to the Notes

The notes are structurally subordinated to the liabilities of our subsidiaries, which includes the liabilities of Aetna and its subsidiaries.

The notes are our obligations exclusively and not of any of our subsidiaries. Therefore, the notes are structurally subordinated to the liabilities of our subsidiaries, including the indebtedness of Aetna and its subsidiaries. As of June 30, 2021, we had approximately $6.7 billion aggregate principal amount of such indebtedness issued by subsidiaries that would rank effectively senior to the notes.

If active trading markets for the notes do not develop, you may not be able to resell them.

The notes are new issues of securities for which there currently are no trading markets. Although the underwriters have informed us that they intend to make markets in the notes, they are not obligated to do so, and any such market-making activities may be discontinued at any time without notice. As a result, we cannot provide any assurances that trading markets for the notes will ever develop or be maintained. Further, we can make no assurances as to the liquidity of any markets that may develop for the notes, your ability to sell your notes or the prices at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition, results of operations and cash flows, the condition of the industries in which we operate generally, the then-current ratings assigned to the notes and the market for similar securities. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time. We do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $                        , after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering subject to the terms and conditions of the Tender Offer, together with cash on hand, for the purchase of the Tender Offer Notes tendered pursuant to the Tender Offer and the payment of related premiums, fees and expenses. Any net proceeds not used for the foregoing shall be used for general corporate purposes, which may include working capital and capital expenditures and repayment of indebtedness. This offering is not conditioned upon consummation of the Tender Offer. See “Summary—Tender Offer.”

CAPITALIZATION

The table below sets forth CVS Health’s total cash and short-term investments and total capitalization at June 30, 2021 on an actual basis and as adjusted to give effect to this offering (but not the application of the proceeds therefrom), after deducting the underwriting discounts and estimated offering expenses payable by us.

You should read the table below together with CVS Health’s consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in CVS Health’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, incorporated by reference into this prospectus supplement and the accompanying prospectus.

	June 30, 2021
	Actual	As Adjusted(1)
($ in millions)	(Unaudited)
Cash and cash equivalents	$7,119	$
Investments	3,006		3,006

Total cash and short-term investments	10,125

Short-term debt:
Finance lease liabilities	54		54
Other	6		6

Total short-term debt	60		60

Long-term debt:
3.500% Notes due 2022	1,500		1,500
2.750% Notes due 2022	1,000		1,000
2.750% Notes due 2022	1,250		1,250
4.750% Notes due 2022	399		399
3.700% Notes due 2023	2,336		2,336
2.800% Notes due 2023	1,300		1,300
4.000% Notes due 2023	414		414
3.375% Notes due 2024	650		650
2.625% Notes due 2024	1,000		1,000
3.500% Notes due 2024	750		750
5.000% Notes due 2024	299		299
4.100% Notes due 2025	950		950
3.875% Notes due 2025	2,828		2,828
2.875% Notes due 2026	1,750		1,750
3.000% Notes due 2026	750		750
3.625% Notes due 2027	750		750
6.250% Notes due 2027	372		372
1.300% Notes due 2027	2,250		2,250
4.300% Notes due 2028	7,050		7,050
3.250% Notes due 2029	1,750		1,750
3.750% Notes due 2030	1,500		1,500
1.750% Notes due 2030	1,250		1,250
1.875% Notes due 2031	1,250		1,250
4.875% Notes due 2035	652		652
6.625% Notes due 2036	771		771
6.750% Notes due 2037	533		533
4.780% Notes due 2038	5,000		5,000
6.125% Notes due 2039	447		447

	June 30, 2021
	Actual	As Adjusted(1)
($ in millions)	(Unaudited)
4.125% Notes due 2040	1,000		1,000
2.700% Notes due 2040	1,250		1,250
5.750% Notes due 2041	133		133
4.500% Notes due 2042	500		500
4.125% Notes due 2042	500		500
5.300% Notes due 2043	750		750
4.750% Notes due 2044	375		375
5.125% Notes due 2045	3,500		3,500
3.875% Notes due 2047	1,000		1,000
5.050% Notes due 2048	8,000		8,000
4.250% Notes due 2050	750		750
% Notes due 20 offered hereby	—
Finance lease liabilities	1,095		1,095
Debt premiums	229		229
Debt discounts and deferred financing costs	(857)
Other	318		318

Total long-term debt	59,294

Total debt	59,354

Shareholders’ equity
CVS Health shareholders’ equity:
Preferred stock	—		—
Common stock and capital surplus	46,995		46,995
Treasury stock and shares held in trust	(28,252)		(28,252)
Retained earnings	53,331		53,331
Accumulated other comprehensive income	1,170		1,170

Total CVS Health shareholders’ equity	73,244		73,244
Noncontrolling interests	321		321

Total shareholders’ equity	73,565		73,565

Total capitalization	$132,919	$

(1)

We intend to use the net proceeds from this offering, subject to the terms and conditions of the Tender Offer, together with cash on hand, for the purchase of the Tender Offer Notes tendered pursuant to the Tender Offer and the payment of related premiums, fees and expenses. Any net proceeds not used for the foregoing shall be used for general corporate purposes, which may include working capital and capital expenditures and repayment of indebtedness. The As Adjusted column does not give effect to the consummation of the concurrent Tender Offer or the payment of premiums or fees and expenses that we expect to incur in connection with consummation of the Tender Offer and this offering. This offering is not conditioned upon consummation of the Tender Offer.

DESCRIPTION OF THE NOTES

General

The     % Senior Notes due 20    , which we refer to as the “notes,” constitute a series of senior debt securities described in the accompanying prospectus. This description supplements and, to the extent inconsistent therewith, replaces the descriptions of the general terms and provisions contained in “Description of Debt Securities” in the accompanying prospectus.

The notes will be issued under the Senior Indenture dated August 15, 2006 between CVS Health Corporation (formerly known as “CVS Corporation”), as issuer, and The Bank of New York Mellon Trust Company, N.A. (formerly known as “The Bank of New York Trust Company, N.A.”), as trustee (the “indenture”). The following summary of the material provisions of the indenture does not summarize all of the provisions of the indenture. We urge you to read the indenture because it, not the summaries below and in the accompanying prospectus, defines your rights. A copy of the indenture has been filed as an exhibit to the registration statement of which the accompanying prospectus is a part. You may obtain a copy of the indenture from us without charge. See “Where You Can Find More Information” in this prospectus supplement. In this “Description of the Notes,” all references to “CVS Health,” “we,” “our” and “us” mean CVS Health Corporation only.

The notes will be issued only in registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 thereof. No service charge will be made for any registration of transfer or any exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

We do not intend to list the notes on any national securities exchange or for quotation on any automated dealer quotation system.

The indenture does not contain any provisions that would limit our ability to incur indebtedness or require the maintenance of financial ratios or specified levels of net worth or liquidity, nor does it contain covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence (except as set forth in “—Repurchase of the Notes Upon a Change of Control Triggering Event”). However, the provisions of the indenture do:

(1)

provide that, subject to certain exceptions, neither we nor any of our Restricted Subsidiaries (as defined therein) will subject certain of our property or assets to any mortgage or other encumbrance unless the notes are secured equally and ratably with such other indebtedness thereby secured, and

(2)	contain certain limitations on the entry into certain sale and leaseback arrangements by us and our Restricted Subsidiaries.

Principal, Maturity and Interest

The notes will be issued in an aggregate principal amount of $        and will mature on                 , 20    . The notes will bear interest at    % per annum from                , 2021, or from the most recent date to which interest has been paid or provided for, payable semiannually in arrears to holders of record at the close of business on                or                (whether or not a business day) immediately preceding the respective interest payment on                or                of each year, respectively, beginning on                , 20    .

If any interest payment date, redemption date or the maturity date of the notes is not a business day, then payment of interest and/or principal will be made on the next succeeding business day. No interest will accrue on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made. Interest on the notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.

The notes do not contain any sinking fund provisions.

In some circumstances, we may elect to discharge our obligations on the notes through defeasance or covenant defeasance. See “Description of Debt Securities—Discharge and Defeasance of Debt Securities and Covenants” in the accompanying prospectus for more information about how we may do this.

We may at any time purchase notes by tender, in the open market or by private agreement, subject to applicable law.

Ranking

The notes will be our general unsecured senior obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness and will be structurally subordinated to the indebtedness of our subsidiaries, including the indebtedness of Aetna and its subsidiaries.

Optional Redemption

Prior to the Par Call Date, the notes will be redeemable, in whole or in part at any time, at our option upon not less than 10 nor more than 60 days’ notice at a redemption price, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, equal to the greater of:

(1)	100% of the aggregate principal amount of the notes being redeemed or

(2)

the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed that would be due if the notes matured on the Par Call Date (not including any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus the Applicable Spread for the notes.

On or after the Par Call Date, the notes will be redeemable, in whole or in part at any time, at our option upon not less than 10 nor more than 60 days’ notice at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date on such notes.

“Applicable Spread” means                basis points.

“Comparable Treasury Issue” means, with respect to the notes offered hereby, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that the notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such remaining term.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the applicable Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such applicable Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means, with respect to the notes offered hereby, Barclays Capital Inc., or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

“Par Call Date” means                , 20    (                months prior to the maturity date of the notes).

“Reference Treasury Dealer” means, with respect to the notes offered hereby, (i) Barclays Capital Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), we shall substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the notes, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the notes (expressed in each case as a percentage of its aggregate principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue for the notes to be redeemed, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its aggregate principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

A notice of redemption shall be transmitted by us (or, at our request, by the trustee on our behalf) to each holder of notes to be redeemed. Such notice of redemption shall specify the aggregate principal amount of notes to be redeemed, the CUSIP and ISIN numbers of the notes to be redeemed, the date fixed for redemption, the redemption price (or if not then ascertainable, the manner of calculation thereof), the place or places of payment and that payment will be made upon presentation and surrender of the notes. Once notice of redemption is sent to holders, notes called for redemption will become due and payable on the redemption date at the redemption price for the notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On or before 10:00 a.m. New York City time on the redemption date, we will deposit with the trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the notes so called for redemption at the appropriate redemption price for the notes, together with accrued and unpaid interest, if any, to, but excluding, the redemption date. Unless we default in payment of the redemption price for the notes plus accrued and unpaid interest, if any, to, but excluding, the redemption date, commencing on the redemption date interest on notes called for redemption will cease to accrue and holders of the notes will have no rights with respect to the notes except the right to receive the redemption price for the notes and any unpaid interest to, but excluding, the redemption date.

If fewer than all of the notes are being redeemed, and the notes are represented by one or more global securities, interests in the notes to be redeemed will be selected for redemption by The Depository Trust Company (“DTC”) in accordance with its standard procedures therefor. Upon surrender of any note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered note.

In addition, we may at any time purchase notes by tender, in the open market or by private agreement, subject to applicable law.

Repurchase of the Notes Upon a Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, holders of notes will have the right to require us to repurchase all or any part (in integral multiples of $1,000 up to the original principal amount) of their notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to, but excluding, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice. We must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the notes by virtue of such conflicts and compliance with law.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and the properties and assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Rating Event” means that the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) any event requiring the filing of any report under or in response to Schedule 13D or 14D-1 pursuant to the Exchange Act disclosing beneficial ownership of either 50% or more of our common stock then outstanding or 50% or more of our voting power or our voting stock then outstanding; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or our assets and the assets of our respective subsidiaries taken as a whole to one or more persons (as defined in the indenture) other than us or one of our subsidiaries; or (3) the first day on which a majority of the members of our Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

Under clause (3) of the definition of Change of Control described above, a Change of Control will occur when a majority of our directors are not Continuing Directors. In a decision in connection with a proxy contest, the Court of Chancery of Delaware held that the occurrence of a change of control under a similar indenture provision may nevertheless be avoided if the existing directors were to approve the slate of new director nominees (who would constitute a majority of the new board) as “continuing directors” solely for purposes of avoiding the triggering of such change of control clause, provided that the incumbent directors give their approval in the good faith exercise of their fiduciary duties. Therefore, in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not endorse a dissident slate of directors but approves them as Continuing Directors, holders of the notes may not be entitled to require us to make a Change of Control Offer.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Director” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc., or its successor.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 3(a)(62) under the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or its successor.

Additional Notes

We may, without the consent of the holders of the notes, create and issue additional notes ranking equally with the notes offered hereby in all respects so that such additional notes shall form a single series with such notes offered hereby and shall have the same terms as to status or otherwise as such notes offered hereby, except for the public offering price and issue date. No additional notes may be issued if an event of default has occurred and is continuing with respect to the notes. In addition to the notes, we may issue other series of debt securities under the indenture. There is no limit on the total aggregate principal amount of debt securities that we can issue under the indenture.

Book-Entry System

Upon sale, the notes will be represented by one or more fully registered global securities. Each such global security will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for notes in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the notes through the accounts that each of these systems maintains as participants in DTC.

So long as DTC or its nominee is the registered owner of the global securities, DTC or its nominee, as the case may be, will be the sole holder of the notes represented thereby for all purposes under the indenture. Except as otherwise provided in this section, the beneficial owners of the global securities representing the notes will not be entitled to receive physical delivery of certificated notes and will not be considered the holders thereof for any purpose under the indenture, and the global securities representing the notes shall not be exchangeable or transferable. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder under the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in the global securities representing the notes.

The global securities representing the notes are exchangeable for certificated notes of like tenor and terms and of differing authorized denominations aggregating a like amount only if:

•

DTC notifies us that it is unwilling, unable or ineligible to continue as depositary for the global securities and a successor depositary is not appointed by us within 90 days of such notification or of our becoming aware of DTC’s ineligibility;

•

there shall have occurred and be continuing an Event of Default under the indenture with respect to any of the global securities and the outstanding notes represented by such global securities shall have become due and payable pursuant to the indenture and the trustee has requested that certificated notes be issued; or

•

we have decided to discontinue use of book-entry transfers through DTC. DTC has advised us that, under its current practices, it would notify its participants of our request, but would only withdraw beneficial interests from the global securities at the request of its participants.

Upon any such exchange, the certificated notes shall be registered in the names of the beneficial owners of the global securities representing the notes as provided by DTC’s relevant participants (as identified by DTC).

The description of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the underwriters take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

The following is based on information furnished by DTC:

•

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is available to securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•

Persons who are not participants may beneficially own the notes held by DTC only through direct participants or indirect participants. Purchases of the notes under DTC’s system must be made by or through direct participants, which will receive a credit for such notes on DTC’s records. The ownership interest of each actual purchaser of each note represented by a global security (a “Beneficial Owner”) is in turn to be recorded on the direct participants’ and indirect participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the global securities representing the notes are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners of the global securities representing the notes will not receive certificated notes representing their ownership interests therein, except in the event that use of the book-entry system for such notes is discontinued and in certain other limited circumstances.

•

Principal, premium, if any, and interest payments on the global securities representing the notes will be made to DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is our and the trustee’s responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of direct participants and indirect participants.

•

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificated notes are required to be printed and delivered.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

Governing Law

The indenture and the notes shall be governed by and construed in accordance with the laws of the State of New York.

UNDERWRITING

We have entered into an underwriting agreement with Barclays Capital Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC as representatives of the underwriters, pursuant to which, and subject to its terms and conditions, we have agreed to sell to the underwriters and each of the underwriters has severally agreed to purchase from us the respective principal amount of notes shown opposite its name in the following table.

Underwriters	Principal Amount of Notes
Barclays Capital Inc.	$
BofA Securities, Inc.	$
J.P. Morgan Securities LLC	$
Goldman Sachs & Co. LLC	$
Wells Fargo Securities, LLC	$

Total	$

The underwriting agreement provides that the underwriters’ obligation to purchase the notes depends on the satisfaction of the conditions contained in the underwriting agreement. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The representatives of the underwriters have advised us that the underwriters intend to offer the notes initially at the relevant public offering price shown on the cover page of this prospectus supplement and may offer the notes to certain dealers at such public offering price less a selling concession not to exceed the percentages as set forth in the table below. The underwriters may allow, and dealers may re-allow, a concession on sales to other dealers not to exceed the percentages as set forth in the table below. After the initial offering of the notes, the representatives may change the relevant public offering price and the concession to selected dealers.

	Concession Per $1,000 Principal Amount of Notes	Reallowance Per $1,000 Principal Amount of Notes
Notes	%	%

Discount and Expenses

The following table shows the underwriting discounts we will pay to the underwriters. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the notes:

	Per $1,000 Principal Amount of Notes	Total
Notes	$	$

We estimate that the expenses of this offering that are payable by us, including registration fees, filing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts, will be approximately $        .

New Series of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the notes as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes, and they may discontinue this market making at any time in their sole discretion. Accordingly, we cannot assure investors that there will be adequate liquidity or an adequate trading market for the notes.

Price Stabilization, Short Positions and Penalty Bids

The representatives may engage in stabilizing transactions, short sales, purchases to cover positions created by short sales, penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum.

•

A syndicate short position is created by sales by the underwriters of notes in excess of the principal amount of notes the underwriters are obligated to purchase in the offering. Since the underwriters in this offering do not have an over-allotment option to purchase additional notes, their short position, if any, will be a naked short position. A naked short position can be closed out only by buying notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the several underwriters against liabilities relating to the offering described in this prospectus supplement, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make for these liabilities.

Other Relationships

From time to time, certain of the underwriters and/or their respective affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with us for which they have received, or may receive, customary compensation, fees and expense reimbursement. Barclays Capital Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC will act as dealer managers for the Tender Offer. To the extent any of the underwriters or their affiliates own notes that are the subject of the Tender Offer they may tender such notes pursuant to the terms of the Tender Offer. A member of our board of directors is an officer of Bank of America Corporation, an affiliate of one of the underwriters.

In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Settlement

It is expected that delivery of the notes will be made, against payment of the notes, on or about                , 2021, which will be the                business day in the United States following the date of pricing of the notes. Under Rule 15c6-1 under the Exchange Act, purchases or sales of securities in the secondary market generally are required to settle within two business days (T+2), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes prior to the second business day before delivery of the notes will be required, because the notes initially will settle within            business days (T+    ) in the United States, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before delivery of the notes should consult their advisors.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

Each underwriter represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area (“EEA”). For the purposes of this section:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Each person in a Member State of the EEA who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Company that it and any person on whose behalf it acquires notes is: (a) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (b) not a “retail investor” (as defined above).

Notice to Prospective Investors in the United Kingdom

Each underwriter represents and agrees that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or, as amended, the “FSMA”) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)

it has complied and will comply with all applicable provisions of the FSMA and the Financial Services Act 2012 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom (“UK”).

Each underwriter represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the UK. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”);

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Each person in the UK who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Company that it and any person on whose behalf it acquires notes is: (a) a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (b) not a “retail investor” (as defined above).

Notice to Prospective Investors in Hong Kong

None of the underwriters or any of their affiliates (i) have offered or sold, or will offer or sell, in Hong Kong, by means of any document, the notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in this document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) have issued or had in their possession for the purposes of issue, or will issue or have in their possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

WARNING. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”), and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Shearman & Sterling LLP, the following, subject to the limitations set forth below, describes the material U.S. federal income tax consequences of ownership and disposition of the notes. This discussion applies only to notes held as capital assets (generally, assets held for investment) by those initial holders who purchase notes at their “issue price,” which will equal the first price at which a substantial amount of the notes is sold for money to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities that have elected the mark-to-market method of accounting, certain former citizens or long-term residents of the United States, persons who tender Tender Offer Notes in our substantially concurrent Tender Offer, persons holding notes as part of a straddle, hedge or other integrated transaction, United States Holders (as defined below) whose functional currency is not the U.S. dollar, pass-through entities, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, or persons subject to the alternative minimum tax. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of partnerships considering an investment in notes are urged to consult their tax advisers as to the particular U.S. federal income tax consequences to them of holding and disposing of the notes. Further, this discussion does not address the U.S. federal estate and gift tax, the Medicare tax on net investment income or the state, local and foreign tax consequences of holding and disposing of the notes.

Prospective investors are urged to consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction, or any applicable income tax treaties.

Tax Consequences to United States Holders

As used herein, the term “United States Holder” means, for U.S. federal income tax purposes, a beneficial owner of a note that is: (i) an individual citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, a state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (1) a United States court can exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code can control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

Payments of Interest

Stated interest paid on a note generally will be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the United States Holder’s regular method of accounting for U.S. federal income tax purposes. If, as anticipated, the notes are sold in this offering at par, or at a de minimis discount from par, then the notes will not bear original issue discount for U.S. federal income tax purposes. For this purpose, a discount from par is considered de minimis if it is less than 0.25% of the stated redemption price at maturity of the notes (generally, their principal amount) multiplied by the number of complete years to maturity from their original issue date.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes

Upon the sale, exchange, retirement or other taxable disposition of a note, a United States Holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, retirement or other taxable disposition and the United States Holder’s tax basis in the note at that time. For these purposes, the amount realized generally will include the sum of the cash and the fair market value of any property received in exchange for the note. However, the amount realized does not include any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income, as described above in “—Payments of Interest,” to the extent not previously included in income by the United States Holder. A United States Holder’s tax basis in a note generally will equal the cost of the note to the United States Holder. Gain or loss realized on the sale, exchange, retirement or other taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other taxable disposition the note has been held for more than one year. Under current law, long-term capital gains of certain non-corporate holders generally are taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information returns generally will be filed with the Internal Revenue Service (“IRS”) in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A United States Holder generally will be subject to backup withholding on these payments if the United States Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against the United States Holder’s U.S. federal income tax liability and may entitle the United States Holder to a refund of any excess amounts withheld, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-United States Holders

As used herein, the term “Non-United States Holder” means, for U.S. federal income tax purposes, a beneficial owner of a note that is an individual, corporation, estate or trust that is not a United States Holder (as defined above).

Payments of Interest

Subject to the discussion below concerning backup withholding and the Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act and Treasury regulations thereunder, commonly referred to as “FATCA,” payments of interest on the notes by the Company or any applicable withholding agent to any Non-United States Holder generally will not be subject to U.S. federal income tax or withholding tax, provided that: (a) the Non-United States Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote; (b) the Non-United States Holder is not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership; and (c) the Non-United States Holder either (x) certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form), under penalties of perjury, that it is not a United States person or (y) holds the notes through certain foreign intermediaries and satisfies the certification requirements of the applicable Treasury regulations.

Subject to the discussion below concerning income of a Non-United States Holder that is effectively connected with the conduct of a trade or business in the United States, a Non-United States Holder that does not qualify for exemption from withholding as described above generally will be subject to U.S. federal withholding tax at a rate of 30% on payments of interest on the notes. A Non-United States Holder may be entitled to the benefits of an income tax treaty under which interest on the notes is subject to an exemption from, or reduced rate of, U.S. federal withholding tax, provided such holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) claiming the exemption or reduction and complies with any other applicable procedures.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes

Subject to the discussion below of backup withholding, a Non-United States Holder of a note generally will not be subject to U.S. federal income tax or withholding tax on gain realized on the sale, exchange, retirement or other taxable disposition of the note, unless:

(i)	the gain is effectively connected with the conduct by the Non-United States Holder of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise; or

(ii)	the Non-United States Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met.

If you are a Non-United States Holder described in (i) above, you generally will be subject to tax as described below in “—United States Trade or Business.” If you are a Non-United States Holder described in (ii) above, you generally will be subject to a flat 30% (or lower applicable treaty rate) U.S. federal income tax on the gain derived from the sale, exchange, retirement or other taxable disposition of a note, which may be offset by certain U.S. source capital losses.

United States Trade or Business

If a Non-United States Holder of a note is engaged in a trade or business in the United States, and if income or gain on the note is effectively connected with the conduct of this trade or business, the Non-United States Holder, although exempt from the withholding tax on interest discussed above, generally will be taxed on such income or gain in the same manner as a United States Holder (see “—Tax Consequences to United States Holders” above), subject to an applicable income tax treaty providing otherwise. Such a Non-United States Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax on interest. In addition to regular U.S. federal income tax, Non-United States Holders that are corporations may be subject to a U.S. branch profits tax on their effectively connected earnings and profits, subject to adjustments, at a 30% rate (or a lower treaty rate, if any). Non-United States Holders engaged in a trade or business in the United States should consult their tax advisers with respect to other U.S. tax consequences of the ownership and disposition of notes.

Information Reporting and Backup Withholding

Information returns generally will be filed with the IRS in connection with payments of interest on the notes. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the Non-United States Holder resides under the provisions of an applicable income tax treaty or other agreement. Unless the Non-United States Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes, and the Non-United States Holder may be subject to U.S. backup withholding on payments on the notes or on the proceeds from a sale or other disposition of the notes. Compliance with the certification procedures required as to non-U.S. status in order to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-United States Holder will be allowed as a credit against the Non-United States Holder’s U.S. federal income tax liability and may entitle the Non-United States Holder to a refund of any excess amounts withheld, provided that the required information is timely furnished to the IRS.

FATCA

FATCA will impose a U.S. federal withholding tax of 30% on payments of U.S. source interest made to (i) “foreign financial institutions” unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders or (ii) certain “non-financial foreign entities” unless they certify that they do not have any “substantial United States owners” (as defined in the Code) or furnish identifying information regarding each substantial United States owner (generally by providing an IRS Form W-8BEN-E). In certain circumstances, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from these rules, which exemption is typically evidenced by providing appropriate documentation (such as an IRS Form W-8BEN-E). In addition, an intergovernmental agreement between the United States and the jurisdiction of a foreign financial institution may modify these rules.

You are urged to consult your own tax advisers regarding FATCA and the application of these requirements to your investment in the notes.

LEGAL MATTERS

Certain legal matters relating to the notes will be passed upon for us by Shearman & Sterling LLP. Certain legal matters relating to the notes will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of CVS Health Corporation appearing in CVS Health Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of CVS Health Corporation’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and CVS Health Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of CVS Health Corporation for the three-month periods ended March 31, 2021 and 2020 and June 30, 2021 and 2020, and the six-month periods ended June 30, 2021 and 2020, incorporated by reference in this Prospectus Supplement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 4, 2021 and August 4, 2021, included in CVS Health Corporation’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

PROSPECTUS

CVS HEALTH CORPORATION

DEBT SECURITIES

We may offer from time to time debt securities. Specific terms and prices of these securities will be provided in supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any debt securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the debt securities.

CVS Health Corporation’s common stock is listed on the New York Stock Exchange under the symbol “CVS”.

Investing in these securities involves certain risks. See the information included and incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission (“SEC”), any state securities commission nor any other regulatory authority has approved or disapproved the securities offered hereby, nor have any of the foregoing authorities passed upon or endorsed the merits of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2020.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

The terms “CVS Health,” the “Company,” “we,” “us,” and “our” refer to CVS Health Corporation and its subsidiaries.

i

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. We are not making an offer of the debt securities in any state where the offer is not permitted. We have not authorized anyone to provide you with any information or to make any representation other than as contained in this prospectus or that may be incorporated by reference into this prospectus. We do not take any responsibility for, or can provide any assurance as to the reliability of, any information others may give you. You should not assume that the information contained in this prospectus or any document that may be incorporated by reference into this prospectus is accurate as of any date other than the date on the front of this prospectus, or in the case of information that may be incorporated by reference into this prospectus, as of the date of such information, regardless of the time of delivery of this prospectus or any sale or issuance of a security.

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell or issue, in one or more offerings, any combination of the debt securities described in this prospectus in one or more series.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement we make in a prospectus supplement or other offering material is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or other offering material. The prospectus supplement or other offering material may also contain information about any material federal income tax considerations relating to the securities described in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

This prospectus contains summaries of certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. Copies of documents referred to herein will be made available to prospective investors upon request to us. See “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the Registration Statement) contains additional information about us and the securities offered under this prospectus. That registration statement is available on the SEC website (http://www.sec.gov).

RISK FACTORS

You should carefully consider all the information set forth in this prospectus, any accompanying prospectus supplement and the other documents incorporated by reference herein and therein before deciding to invest in the debt securities. In particular, we urge you to consider carefully the factors set forth under “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus and the risk factors set forth below together with those set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, each incorporated by reference herein and any updates thereto in our subsequent SEC filings.

THE COMPANY

Introduction

CVS Health, together with its subsidiaries, is the nation’s premier health innovation company helping people on their path to better health. Whether in one of its pharmacies or through its health services and plans, CVS Health is pioneering a bold new approach to total health by making quality care more affordable, accessible, simple and seamless. CVS Health is community-based and locally focused, engaging consumers with the care they need when and where they need it. The Company has approximately 9,900 retail locations, approximately 1,100 walk-in medical clinics, a leading pharmacy benefits manager with approximately 102 million plan members, a dedicated senior pharmacy care business serving more than one million patients per year and expanding specialty pharmacy services. CVS Health also serves an estimated 34 million people through traditional, voluntary and consumer-directed health insurance products and related services, including expanding Medicare Advantage offerings and a leading standalone Medicare Part D prescription drug plan (“PDP”). The Company believes its innovative health care model increases access to quality care, delivers better health outcomes and lowers overall health care costs.

The Company has four reportable segments: Pharmacy Services, Retail/Long-Term Care (“LTC”), Health Care Benefits and Corporate/Other, which are described below.

Pharmacy Services Segment

The Pharmacy Services segment provides a full range of pharmacy benefit management (“PBM”) solutions, including plan design offerings and administration, formulary management, retail pharmacy network management services, mail order pharmacy, specialty pharmacy and infusion services, clinical services, disease management services and medical spend management. The Pharmacy Services segment’s clients are primarily employers, insurance companies, unions, government employee groups, health plans, PDPs, Medicaid managed care plans, plans offered on public health insurance exchanges (“Public Exchanges”) and private health insurance exchanges, other sponsors of health benefit plans and individuals throughout the United States. The Pharmacy Services segment operates retail specialty pharmacy stores, specialty mail order pharmacies, mail order dispensing pharmacies, compounding pharmacies and branches for infusion and enteral nutrition services.

Retail/LTC Segment

The Retail/LTC segment sells prescription drugs and a wide assortment of general merchandise, including over-the-counter drugs, beauty products, cosmetics and personal care products, provides health care services through its MinuteClinic® walk-in medical clinics and conducts LTC pharmacy operations, which distribute prescription drugs and provide related pharmacy consulting and other ancillary services to long-term care facilities and other care settings. As of March 31, 2020, the Retail/LTC segment operated approximately 9,900 retail locations, approximately 1,100 MinuteClinic locations as well as online retail pharmacy websites, LTC pharmacies and onsite pharmacies.

Health Care Benefits Segment

The Health Care Benefits segment is one of the nation’s leading diversified health care benefits providers. The Health Care Benefits segment has the information and resources to help members, in consultation with their health care professionals, make more informed decisions about their health care. The Health Care Benefits segment offers a broad range of traditional, voluntary and consumer-directed health insurance products and related services, including medical, pharmacy, dental and behavioral health plans, medical management capabilities, Medicare Advantage and Medicare Supplement plans, PDPs, Medicaid health care management services, workers’ compensation administrative services and health information technology products and services. The Health Care Benefits segment’s customers include employer groups, individuals, college students, part-time and hourly workers, health plans, health care providers (“providers”), governmental units, government-sponsored plans, labor groups and expatriates. The Company refers to insurance products (where it assumes all or a majority of the risk for medical and dental care costs) as “Insured” and administrative services contract products (where the plan sponsor assumes all or a majority of the risk for medical and dental care costs) as “ASC.”

Corporate/Other Segment

The Company presents the remainder of its financial results in the Corporate/Other segment, which consists of:

•

Management and administrative expenses to support the overall operations of the Company, which include certain aspects of executive management and the corporate relations, legal, compliance, human resources, information technology and finance departments, expenses associated with the Company’s investments in its transformation and Enterprise modernization programs and acquisition-related transaction and integration costs; and

•	Products for which the Company no longer solicits or accepts new customers such as large case pensions and long-term care insurance products.

CVS Health Corporation is a Delaware corporation. Our corporate office is located at One CVS Drive, Woonsocket, Rhode Island 02895, telephone (401) 765-1500. Our common stock is listed on the New York Stock Exchange under the trading symbol “CVS”. General information about CVS Health is available through our website at http://www.cvshealth.com. Our financial press releases and filings with the SEC are available free of charge within the Investors section of our website at http://investors.cvshealth.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC from the SEC website at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Interested persons can electronically access our SEC filings, including the Registration Statement and the exhibits and schedules to the Registration Statement, at the SEC website.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus (including all documents we so file after the date of this Registration Statement and prior to the effectiveness of this Registration Statement) and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we complete our offerings of the securities registered under this Registration Statement:

•	Annual Report on Form 10-K, filed with the SEC on February 18, 2020;

•	Quarterly Report on Form 10-Q, filed with the SEC on May 6, 2020;

•

Current Reports on Form 8-K/A filed with the SEC on  February 4, 2019 (but only incorporating the historical audited consolidated financial statements and financial statement schedule of Aetna at December 31, 2017 and 2016 and for each of the years in the three-year period ended December 31, 2017, the related notes thereto and the related report of KPMG LLP, then Aetna’s independent registered public accounting firm and management’s report on internal control over financial reporting at December  31, 2017) and on Form 8-K filed with the SEC on February  3, February  7, February 12 (Form 8-K  regarding Item 5.02 only), March  6, March  26, March  31, May 6 and May  19, 2020; and

•

Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 3, 2020 (as to the information under the headings “Committees of the Board,” “Code of Conduct,” “Audit Committee Report,” “Biographies of our Incumbent Board Nominees,” “Share Ownership of Directors and Certain Executive Officers,” “Share Ownership of Principal Stockholders,” “Item 1: Election of Directors,” “Item 2: Ratification of the Appointment of Our Independent Registered Public Accounting Firm for 2020,” “Independence Determinations for Directors,” “Related Person Transaction Policy,” “Non-Employee Director Compensation” and “Executive Compensation and Related Matters” (including “Compensation Discussion and Analysis,” “Letter from the Management Planning and Development Committee,” “Compensation Committee Report” and “Compensation of Named Executive Officers” thereto)).

You may request a copy of any or all of the documents incorporated by reference into this prospectus at no cost, by writing or telephoning us at the following address:

Valerie Haertel

Senior Vice President, Investor Relations

CVS Health Corporation

One CVS Drive—MC 1008

Woonsocket, Rhode Island 02895

(800) 201-0938

investorinfo@cvshealth.com

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the “Reform Act”) provides a “safe harbor” for forward-looking statements, so long as (1) those statements are identified as forward-looking, and (2) the statements are accompanied by meaningful cautionary statements that identify important factors that could cause actual results to differ materially from those discussed in the statement. We want to take advantage of these safe harbor provisions.

Certain information contained in this prospectus, prospectus supplements to this prospectus, and the documents incorporated by reference or deemed to be incorporated by reference herein and therein are forward-looking within the meaning of the Reform Act or SEC rules. In addition, throughout this prospectus, prospectus supplements to this prospectus, and the documents incorporated by reference or deemed to be incorporated by reference herein and therein and our other reports and communications, we use the following words or variations or negatives of these words and similar expressions when we intend to identify forward-looking statements:

• Anticipates	• Believes	• Can	• Continue	• Could
• Estimates	• Evaluate	• Expects	• Explore	• Forecast
• Guidance	• Intends	• Likely	• May	• Might
• Outlook	• Plans	• Potential	• Predict	• Probable
• Projects	• Seeks	• Should	• View	• Will

All statements addressing the future operating performance of CVS Health or any segment or any subsidiary and/or future events or developments, including statements relating to the projected impact of the recent outbreak of a novel strain of coronavirus (“COVID-19”) on the Company’s businesses, investment portfolio, operating results, cash flows and/or financial condition; statements relating to corporate strategy, revenue or adjusted revenue, operating income or adjusted operating income, earnings per share or adjusted earnings per share, Pharmacy Services segment business, sales results and/or trends and/or operations, Retail/LTC segment business, sales results and/or trends and/or operations, Health Care Benefits segment business, sales results and/or trends, medical cost trends, medical membership, Medicare Part D membership, medical benefit ratios and/or operations, incremental investment spending, interest expense, effective tax rate, weighted-average share count, cash flow from operations, net capital expenditures, cash available for debt repayment, integration synergies, net synergies, integration costs, enterprise modernization, transformation, leverage ratio, cash available for enhancing shareholder value, inventory reduction, turn rate and/or loss rate, debt ratings, the Company’s ability to attract or retain customers and clients, store development and/or relocations, new product development, and the impact of industry and regulatory developments; and statements expressing optimism or pessimism about future operating results or events, are forward-looking statements within the meaning of the Reform Act.

Forward-looking statements rely on a number of estimates, assumptions and projections concerning future events, and are subject to a number of significant risks and uncertainties and other factors that could cause actual results to differ materially from those statements. Many of these risks and uncertainties and other factors are outside our control. Certain of these risks and uncertainties and other factors are described under “Risk Factors” included in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and/or under “Risk Factors” included in Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, each incorporated by reference herein and any updates thereto in our subsequent SEC filings; these are not the only risks and uncertainties we face. There can be no assurance that the Company has identified all the risks that affect it. Additional risks and uncertainties not presently known to the Company or that the Company currently believes to be immaterial also may adversely affect the Company’s businesses. If any of those risks or uncertainties develops into actual events, those events or circumstances could have a material adverse effect on the Company’s businesses, operating results, cash flows, financial condition and/or stock price, among other effects.

You should not put undue reliance on forward-looking statements. Any forward-looking statement speaks only as of the date of this prospectus, prospectus supplements to this prospectus, and the documents incorporated by reference or deemed to be incorporated by reference herein and therein, and we disclaim any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under the Senior Indenture, dated as of August 15, 2006 (the “senior indenture”), or the Subordinated Indenture, dated as of May 25, 2007 (the “subordinated indenture”), each between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, as trustee. Each of the senior indenture and the subordinated indenture is referred to as an indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized certain terms and provisions of the indentures. The summary is not complete and the terms and provisions of the indentures summarized herein may be modified by adding or removing covenants, events of default or other provisions as reflected in the relevant prospectus supplement for each particular series of debt securities. The indentures have been incorporated by reference as exhibits to the Registration Statement for these securities that we have filed with the SEC. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indentures will not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

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if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any United States federal income tax consequences;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer the payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

Senior Debt

Senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of CVS Health.

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all “senior indebtedness” (as defined in the subordinated indenture) of CVS Health. See the subordinated indenture, section 1.01.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the subordinated debt securities in certain events. These events include:

•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern CVS Health or a substantial part of its property; or

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a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Certain Covenants

Restrictions on Secured Funded Debt. The senior indenture provides that we will not, nor will we permit any Restricted Subsidiary to, incur, issue, assume, guarantee or create any Secured Debt, without effectively providing concurrently with the incurrence, issuance, assumption, guaranty or creation of any such Secured Debt that the debt securities (together with, if we shall so determine, any other of our Indebtedness or such Restricted Subsidiary’s Indebtedness then existing or thereafter created which is not subordinated to the debt securities) will be secured equally and ratably with (or prior to) such Secured Debt, unless, after giving effect thereto, the sum of the aggregate amount of all of our outstanding Secured Debt and the outstanding Secured Debt of our Restricted Subsidiaries together with all Attributable Debt in respect of sale and leaseback transactions relating to a Principal Property (with the exception of Attributable Debt which is excluded pursuant to clauses (1) to (8) under “Limitation on Sale/Leaseback Transactions” below), would not exceed 15% of Consolidated Net Tangible Assets.

This restriction will not apply to, and there will be excluded from Secured Debt in any computation under this restriction and under “Limitation on Sale/Leaseback Transactions” below, Indebtedness, secured by:

(1) Liens on property, shares of capital stock or Indebtedness of any corporation existing at the time such corporation becomes a Subsidiary;

(2) Liens on property, shares of capital stock or Indebtedness existing at the time of acquisition thereof or incurred within 360 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by us or any Restricted Subsidiary;

(3) Liens on property, shares of capital stock or Indebtedness thereafter acquired (or constructed) by us or any Restricted Subsidiary and created prior to, at the time of, or within 360 days (or thereafter if such Lien is created pursuant to a binding commitment entered into prior to, at the time of or within 360 days) after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

(4) Liens in favor of us or any Restricted Subsidiary;

(5) Liens in favor of the United States of America, any State thereof or the District of Columbia or any foreign government, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

(6) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103 (b) of the Internal Revenue Code;

(7) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Indebtedness, if made and continuing in the ordinary course of business;

(8) Liens incurred (no matter when created) in connection with our or a Restricted Subsidiary’s engaging in leveraged or single investor lease transactions; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of ours or of such Restricted Subsidiary;

(9) Liens in favor of a governmental agency to qualify us or any Restricted Subsidiary to do business, maintain self-insurance or obtain other benefits, or Liens under workers’ compensation laws, unemployment insurance laws or similar legislation;

(10) Good faith deposits in connection with bids, tenders, contracts or deposits to secure our or any Restricted Subsidiary’s public or statutory obligations, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which we or any Restricted Subsidiary are a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business;

(11) Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens;

(12) Liens arising out of judgments or awards against us or any Restricted Subsidiary with respect to which we or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review or Liens arising out of individual final judgments or awards in amounts of less than $1,000,000; provided that the aggregate amount of all such individual final judgments or awards shall not at any one time exceed $1,000,000;

(13) Liens for taxes, assessments, governmental charges or levies not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by us or any Restricted Subsidiary, as the case may be;

(14) Minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in our opinion, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of our business and that of our Restricted Subsidiaries;

(15) Liens incurred to finance all or any portion of the cost of construction, alteration or repair of any Principal Property or improvements thereto created prior to or within 360 days (or thereafter if such Lien is created pursuant to a binding commitment to lend entered into prior to, at the time of, or within 360 days) after completion of such construction, alteration or repair;

(16) Liens existing on the date of the indenture;

(17) Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation; or

(18) Any extension, renewal, refunding or replacement of the foregoing, provided that (i) such extension, renewal, refunding or replacement Lien shall be limited to all or a part of the same property that secured the Lien extended, renewed, refunded or replaced (plus improvements on such property) and (ii) the Funded Debt secured by such Lien at such time is not increased.

“Attributable Debt” means, in connection with any sale and leaseback transaction under which either we or any Restricted Subsidiary are at the time liable as lessee for a term of more than 12 months and at any date as of which the amount thereof is to be determined, the lesser of (A) total net obligations of the lessee for rental payments during the remaining term of the lease discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of (i) the weighted average Yield to Maturity (as defined in the senior indenture) of the debt securities, such average being weighted by the principal amount of each series of the debt securities and (ii) the interest rate inherent in such lease (as determined in good faith by us), both to be compounded semi-annually or (B) the sale price for the assets so sold and leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of the lease.

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on our and our Restricted Subsidiaries’ most recent consolidated balance sheet as at the end of our fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), less (i) all current liabilities (due within one year) as shown on such balance sheet, (ii) investments in and advances to Unrestricted Subsidiaries and (iii) Intangible Assets and liabilities relating thereto.

“Funded Debt” means (i) any of our Indebtedness or Indebtedness of a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, (ii) guarantees of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (iii) in the case of any Restricted Subsidiary, all preferred stock having mandatory redemption provisions of such Restricted Subsidiary as reflected on such Restricted Subsidiary’s balance sheet prepared in accordance with GAAP, and (iv) all Capital Lease Obligations (as defined in the senior indenture).

“Indebtedness” means, at any date, without duplication, all of our obligations for borrowed money or obligations for borrowed money of a Restricted Subsidiary.

“Intangible Assets” means, at any date, the value, as shown on or reflected in our and our Restricted Subsidiaries’ most recent consolidated balance sheet as at the end of our fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with GAAP, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, pensions, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

“Liens” means such pledges, mortgages, security interests and other liens on any Principal Property of ours or of a Restricted Subsidiary which secure Secured Debt.

“Nonrecourse Obligation” means indebtedness or lease payment obligations substantially related to (i) the acquisition of assets not previously owned by us or any Restricted Subsidiary or (ii) the financing of a project involving the development or expansion of our or any Restricted Subsidiary’s properties, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any Restricted Subsidiary or any of our or any of our Subsidiaries’ assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Principal Property” means real and tangible property owned and operated now or hereafter by us or any Restricted Subsidiary constituting a part of any store, warehouse or, distribution center located within the United States of America or its territories or possessions (excluding current assets, motor vehicles, mobile materials handling equipment and other rolling stock, cash registers and other point-of-sale recording devices and related equipment and data processing and other office equipment), the net book value of which (including leasehold improvements and store fixtures constituting a part of such store, warehouse or distribution center) as of the date on which the determination is being made is more than 1.0% of Consolidated Net Tangible Assets. As of the date of this prospectus, none of our stores constitutes a Principal Property.

“Restricted Subsidiary” means each Subsidiary other than Unrestricted Subsidiaries.

“Secured Debt” means Funded Debt which is secured by any pledge of, or mortgage, security interest or other lien on any (i) Principal Property (whether owned on the date of the senior indenture or thereafter acquired or created), (ii) shares of stock owned by us or a Subsidiary in a Restricted Subsidiary or (iii) Indebtedness of a Restricted Subsidiary.

“Subsidiary” means any corporation of which at least a majority of the outstanding stock, which under ordinary circumstances (not dependent upon the happening of a contingency) has voting power to elect a majority of the board of directors of such corporation (or similar management body), is owned directly or indirectly by us or by one or more of our Subsidiaries, or by us and one or more Subsidiaries.

“Unrestricted Subsidiary” means Subsidiaries designated as Unrestricted Subsidiaries from time to time by our Board of Directors; provided, however, that our Board of Directors (i) will not designate as an Unrestricted Subsidiary any of our Subsidiaries that owns any Principal Property or any stock of a Restricted Subsidiary, (ii) will not continue the designation of any of our Subsidiaries as an Unrestricted Subsidiary at any time that such Subsidiary owns any Principal Property, and (iii) will not, nor will it cause or permit any Restricted Subsidiary to, transfer or otherwise dispose of any Principal Property to any Unrestricted Subsidiary (unless such Unrestricted Subsidiary will in connection therewith be redesignated as a Restricted Subsidiary and any pledge, mortgage, security interest or other lien arising in connection with any Indebtedness of such Unrestricted Subsidiary so redesignated does not extend to such Principal Property (unless the existence of such pledge, mortgage, security interest or other lien would otherwise be permitted under the senior indenture)).

Limitation on Sale/Leaseback Transactions. The senior indenture provides that we will not, nor will we permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any of our or any Restricted Subsidiary’s Principal Property (which lease is required by GAAP to be capitalized on the balance sheet of such lessee), which Principal Property has been or is to be sold or transferred by us or such Restricted Subsidiary to such person (a “sale and leaseback transaction”)

unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such sale and leaseback transactions plus all Secured Debt (with the exception of Funded Debt secured by Liens which is excluded pursuant to clauses (1) to (18) under “Restrictions on Secured Funded Debt” above) would not exceed 15% of Consolidated Net Tangible Assets.

This covenant will not apply to, and there will be excluded from Attributable Debt in any computation under this restriction or under “Restrictions on Secured Funded Debt” above, Attributable Debt with respect to any sale and leaseback transaction if:

(1) We or a Restricted Subsidiary are permitted to create Funded Debt secured by a Lien pursuant to clauses (1) to (18) inclusive under “Restrictions on Secured Funded Debt” above on the Principal Property to be leased, in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the debt securities;

(2) The property leased pursuant to such arrangement is sold for a price at least equal to such property’s fair market value (as determined by our Chief Executive Officer, President, Chief Financial Officer, Treasurer or Controller) and we or a Restricted Subsidiary, within 360 days after the sale or transfer shall have been made by us or a Restricted Subsidiary, shall apply the proceeds thereof to the retirement of our or any Restricted Subsidiary’s Indebtedness or Funded Debt (other than Indebtedness or Funded Debt owned by us or any Restricted Subsidiary); provided, however, that no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment provision of Indebtedness or Funded Debt;

(3) We or a Restricted Subsidiary apply the net proceeds of the sale or transfer of the Principal Property leased pursuant to such transaction to the purchase of assets (and the cost of construction thereof) within 360 days prior or subsequent to such sale or transfer;

(4) The effective date of any such arrangement or the purchaser’s commitment therefor is within 36 months prior or subsequent to the acquisition of the Principal Property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof (which, in the case of a retail store, is the date of opening to the public), whichever is later;

(5) The lease in such sale and leaseback transaction is for a term, including renewals, of not more than three years;

(6) The sale and leaseback transaction is entered into between us and a Restricted Subsidiary or between Restricted Subsidiaries;

(7) The lease secures or relates to industrial revenue or pollution control bonds; or

(8) The lease payment is created in connection with a project financed with, and such obligation constitutes, a Nonrecourse Obligation.

Merger, Consolidation and Disposition of Assets

Each indenture provides that we shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (as defined in the indentures) (other than a consolidation with or merger with or into a Restricted Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Restricted Subsidiary) or permit any Person to merge with or into us unless: (a) either (i) we shall be the continuing Person or (ii) the Person (if other than us) formed by such consolidation or into which we are merged or that acquired or leased such of our property and assets shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations under each series of the debt securities and the indenture, and we shall have delivered to the trustee an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the indenture relating to such transaction have been complied with and that such supplemental indenture constitutes an obligation that is legal, valid and binding for us or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and (b) we shall have delivered to the trustee an officers’ certificate to the effect that immediately after giving effect to such transaction, no Default (as defined in the indentures) shall have occurred and be continuing and an opinion of counsel as to the matters set forth in paragraph (a) above.

The indentures do not restrict, or require us to redeem or permit holders of any series of the debt securities to cause a redemption of the debt securities of that series in the event of, (i) a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or the creditworthiness of our successor or combined entity, (ii) a change in control of the Company or (iii) a highly leveraged transaction involving us, whether or not involving a change in control. Accordingly, the holders of the debt securities would not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of debt securities. The existing protective covenants applicable to the debt securities would continue to apply to us, or our successor, in the event of such a transaction initiated or supported by us, our management, or any of our affiliates or their management, but may not prevent such a transaction from taking place.

Events of Default, Waiver and Notice

“Event of Default” with respect to a series of senior debt securities is defined in the senior indenture to be if:

(1) We default in the payment of all or any part of the principal of such series of the debt securities when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

(2) We default in the payment of any interest on such series of the debt securities when the same becomes due and payable, and such default continues for a period of 30 days;

(3) We default in the performance of or breach any of our other covenants or agreements in the senior indenture and such default or breach continues for a period of 60 consecutive days after written notice thereof has been given to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the affected series of the debt securities;

(4) An involuntary case or other proceeding shall be commenced against us with respect to us or our debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any substantial part of our property and assets, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against us under any bankruptcy, insolvency or other similar law now or hereafter in effect;

(5) We (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or for all or substantially all of our property and assets or (iii) effect any general assignment for the benefit of creditors;

(6) An event of default as defined in any one or more indentures or instruments evidencing or under which we have at the date of the senior indenture or shall thereafter have outstanding an aggregate of at least

$50,000,000 aggregate principal amount of indebtedness for borrowed money, shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten days after notice thereof shall have been given to us by the trustee (if such event be known to it), or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series; provided that if such event of default under such indentures or instruments shall be remedied or cured by us or waived by the holders of such indebtedness, then the Event of Default under the senior indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the trustee or any of the holders of such series; or

(7) Failure by us to make any payment at maturity, including any applicable grace period, in respect of at least $50,000,000 aggregate principal amount of indebtedness for borrowed money and such failure shall have continued for a period of ten days after notice thereof shall have been given to us by the trustee (if such event be known to it), or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series; provided that if such failure shall be remedied or cured by us or waived by the holders of such indebtedness, then the Event of Default under the senior indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the trustee or any of the holders of such series.

“Event of Default” with respect to a series of subordinated debt securities is defined in the subordinated indenture to include the events described in clauses (1), (2), (4) and (5) above.

If an Event of Default occurs and is continuing with respect to a series of the debt securities, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series by notice in writing to us (and to the trustee if given by holders), may declare the entire outstanding principal amount of the debt securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses (4) or (5) occurs and is continuing with respect to a series of the debt securities, then the principal amount of all the debt securities of such series then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any holder of debt securities of such series or the trustee to the full extent permitted by applicable law.

Subject to provisions in the indenture for the indemnification of the trustee and certain other limitations, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee by the indenture with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of the debt securities of such series not joining in the giving of such direction; and provided further that the trustee may take any other action it deems proper that is not inconsistent with any directions received from holders of debt securities of such series pursuant to this paragraph.

Subject to various provisions in the indenture, the holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may waive an existing Default or Event of Default with respect to such series and its consequences, except a Default in the payment of principal of or interest on any debt security of such series as specified in clauses (1) or (2) of the first paragraph of this section or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected. Upon any such waiver, such Default shall cease to exist with respect to such series, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Each indenture provides that no holder of debt securities of any series may institute any proceeding, judicial or otherwise, with respect to the indenture or the debt securities of such series, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless: (i) such holder has previously given to the trustee written notice of a continuing Event of Default; (ii) the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture; (iii) such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request; (iv) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the trustee a direction that is inconsistent with such written request. A holder of debt securities of any series may not use the indenture to prejudice the rights of another holder of such series or to obtain a preference or priority over such other holder.

Information

Each indenture provides that we shall file with the trustee and transmit to holders of the debt securities such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant to such Act.

The Company will be required to file with the trustee annually, within four months of the end of each fiscal year of the Company, a certificate as to the compliance with all conditions and covenants of the indenture.

Discharge and Defeasance of Debt Securities and Covenants

Each indenture provides that we may terminate our obligations under any series of debt securities if: (i) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable by us with respect to that series of debt securities under the indenture; or (ii) (a) the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, (b) we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the debt securities of such series for that purpose, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), without consideration of any reinvestment, to pay the principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the indenture, and (c) we deliver to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of our obligations under the indenture with respect to the debt securities of such series have been complied with. The following obligations will survive until the debt securities of such series are no longer outstanding: our obligations to execute and deliver the debt securities of such series for authentication, to set the terms of the debt securities of such series, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of the debt securities of such series, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover excess money held by the trustee. Thereafter, only our obligations to compensate and indemnify the trustee, and our right to recover excess money held by the trustee shall survive.

Each indenture provides that we (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities of such series, and the provisions of the indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“legal defeasance”) or (ii) may omit to comply with other specific covenants relating to the debt securities of such series in the indenture, and with respect to the senior indenture, such omission shall be deemed not to be an Event of Default under clause (3) of the first paragraph of “Events of Default, Waiver and Notice” (“covenant defeasance”); provided that the following conditions shall have been satisfied: (a) we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest on the debt securities of such series, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be; (b) such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound; (c) no Default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit; (d) we shall have delivered to the trustee an opinion of counsel that (1) the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option under this provision of the indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (2) the holders of the debt securities of such series have a valid security interest in the trust funds, and (e) we have delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the defeasance contemplated have been complied with. In the case of legal defeasance under clause (i) above, the opinion of counsel referred to in clause (d) (1) above may be replaced by a ruling directed to the trustee received from the Internal Revenue Service to the same effect. Notwithstanding legal or covenant defeasance, the following obligations will survive until the debt securities of such series are no longer outstanding: our obligations to execute and deliver the debt securities of such series for authentication, to set the terms of the debt securities of such series, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of the debt securities of such series, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover excess money held by the trustee. Thereafter, only our obligations to compensate and indemnify the trustee, and our right to recover excess money held by the trustee shall survive.

Modification and Waiver

Each indenture provides that we and the trustee may amend or supplement the indenture or any series of the debt securities without notice to or the consent of any holder of such series:

(1) to cure any ambiguity, defect or inconsistency in the indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the holders of debt securities of such series;

(2) to provide for the assumption of our obligations to the holders of the debt securities of such series in connection with a consolidation or merger of our company or the sale, conveyance, transfer, lease or other disposal of all or substantially all of our property and assets;

(3) to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of appointment under the indenture by a successor trustee; and

(5) to make any change that does not materially and adversely affect the rights of any holder of debt securities of such series, provided that any change to conform the terms of the debt securities to the indenture and to the Description of Debt Securities contained in this prospectus or prospectus supplement relating to the debt securities shall not be deemed to be adverse to any holder of such debt securities.

Each indenture also contains provisions whereby we and the trustee, subject to certain conditions, may amend the indenture and the outstanding debt securities of such series with the written consent of the holders of a majority in principal amount of the debt securities of such series then outstanding, and the holders of a majority in principal amount of the outstanding debt securities of any series may waive future compliance by us with any provision of the indenture or the debt securities of such series.

Notwithstanding the foregoing provisions, without the consent of each holder of a series of the debt securities affected thereby, an amendment or waiver may not:

(1) extend the stated maturity of the principal of, or any installment of interest on, such holder’s debt securities, or reduce the principal thereof or the rate of interest thereon, or any premium payable with respect thereto, or change any place or currency of payment where any debt security of that series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor;

(2) reduce the percentage in principal amount of outstanding debt securities of that series the consent of whose holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the indenture or certain Defaults and their consequences provided for in the indenture;

(3) waive a Default in the payment of principal of or interest on any debt security of that series of such holder; or

(4) modify any of the provisions of this provision of the indenture, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of that series thereunder affected thereby.

It shall not be necessary for the consent of any holder under this provision of the indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the indenture becomes effective, we shall give to the holders of the series of the debt securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure by us to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Governing Law

Each indenture and the debt securities will be governed by the laws of the State of New York.

The Trustee

We maintain ordinary banking and trust relationships with The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, and its affiliates.

FORMS OF SECURITIES

We will issue the debt securities in the form of one or more fully global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. One or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of CVS Health, the trustee, or any other agent of CVS Health or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment of principal, premium or interest or to holders on that global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Shearman & Sterling LLP.

EXPERTS

The consolidated financial statements of CVS Health Corporation appearing in CVS Health Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of CVS Health Corporation’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and CVS Health Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of CVS Health Corporation for the three-month periods ended March 31, 2020 and March 31, 2019, incorporated by reference in this Prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 6, 2020, included in CVS Health Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

The consolidated financial statements and schedule of Aetna Inc. and subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017 and Aetna’s management’s assessment of the effectiveness of Aetna’s internal control over financial reporting as of December 31, 2017 included in Exhibit 99.1 of CVS Health Corporation’s Current Report on Form 8-K/A filed February 4, 2019, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.